UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Telephone Ave, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	907 - 297 – 3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On August 5, 2008, Alaska Communications Systems Group, Inc. reported its financial results for the quarter ended June 30, 2008.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter D. Ley, 48, was appointed to the board of directors of the Alaska Communications Systems Group,. Inc. (the “Company”) and the audit committee of the Company’s board of directors as of August 1, 2008. Mr. Ley will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board.

Mr. Lee succeeds Patrick Pichette, who resigned prior to his appointment as chief financial officer of Goggle, Inc. Mr. Pichette’s resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

The Company issued a press release on August 4, 2008 announcing the resignation of Mr. Pichette and the appointment of Mr. Ley that provided relevant biographical information about Mr. Lee. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Alaska Communications Systems Group, Inc. Press Release dated August 5, 2008.
99.2	Alaska Communications Systems Group, Inc. Press Release date August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

Date:	August 5, 2008	/s/ Timothy R. Watts
Timothy R. Watts
Corporate Secretary